UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported):  February 5, 2014

FIDELITY D & D BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA       18512

(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code: (570) 342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR

240.13e-4(c))

FIDELITY D & D BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 5, 2014, Fidelity D & D Bancorp, Inc. issued a press release describing its results of operations for the quarter and year-to-date ended December 31,  2013.  A copy of the related press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit NumberDescription

99.1Copy of the Press Release, dated February 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY D & D BANCORP, INC.

Date: February 5, 2014	By: /s/ Salvatore R. DeFrancesco, Jr.
Salvatore R. DeFrancesco, Jr.
Treasurer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.

99.1                       Copy of the Press Release, dated February 5, 2014.

Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: February 5, 2014

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS 2013 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced a 45% net income increase for the year ended December 31, 2013, with net income of $7.1 million, or $3.03 per share, compared to net income for the year ended December 31, 2012 of $4.9 million, or $2.14 per share.  This increase resulted primarily from recognizing a $2.9 million net gain ($1.9 million after tax, or $0.80 per share) on the sale of the Company’s entire pooled trust preferred security portfolio, completed in late December.  The additional pretax increase in operating income was accomplished through $0.7 million lower provision for loan losses required and $0.2 million more net interest income, partially offset by the $0.3 million other real estate owned write-downs plus $0.2 million increases recorded within other expenses. Asset quality issues were further addressed through resolutions occurring throughout the loan portfolio and the liquidation of the pooled trust preferred security portfolio, with total non-performing assets down to 1.4% of total assets at December 31, 2013.

“Fidelity achieved record net income for 2013,” stated Daniel J. Santaniello, President and Chief Executive Officer.  “In 2013, through our customer-centric approach, we grew our base of consumer and business customers, while achieving higher capital ratios.  The Company’s strong balance sheet positions us to continue to deliver value to our key stakeholders as the regulatory and economic climate evolves.”

Net income for the quarter ended December 31, 2013 was $2.7 million compared to $0.9 million for the same quarter of 2012.  The earnings per share for the quarter were $1.15 compared to $0.40 for the same prior year period.  The quarter increase resulted from the mentioned $2.9 million gain on the pooled trust preferred security portfolio sale.  Net interest income improved $0.1 million and provision for loan losses was down by $0.3 million, offset by the $0.2 million decrease in other income and $0.3 increase in other expenses from the other real estate owned write-downs during the fourth quarter of 2013 over the same 2012 period.

The Company’s assets totaled $623.8 million at December 31, 2013, growth of $22.3 million, or 4%, from $601.5 million at December 31, 2012.  Asset growth occurred from the $44.6 million, or 11%, increase in loans partially funded by $9.6 million and $3.2 million reductions in loans held-for-sale and investment securities, respectively, plus utilizing $8.6 million of cash balances.  Total deposits increased $15.0 million, or 3%, and shareholders’ equity grew $7.1 million, or 12%.  The Bank’s regulatory capital ratios for the period ending December 31, 2013 were Total Risk Based Capital Ratio of 15.1%, Tier I Capital Ratio of 13.9% and Leverage Ratio of 10.3%.

Net interest income was $20.9 million for the year ended December 31, 2013, a 1% increase, or $245 thousand above the $20.6 million earned in 2012 achieved from efforts to mitigate margin pressure, by actively growing the loan portfolio and reducing non-performing assets, when operating during volatile economic conditions and uncertainties while interest rates remained at low levels.  As a result, net interest margin was maintained at 3.80% for 2013 and 2012.

Net interest income was $5.3 million for the quarter ended December 31, 2013, compared to the $5.2 million recorded during the same quarter of 2012.  The cost reductions on lower interest-bearing liabilities have leveled out that no longer offset the persistent effect low rates had on reducing earning-asset yields.  This 10 basis point reduction in spread was overcome by the non-interest bearing deposit growth achieved plus, more so, the larger loan portfolio to improve net interest income. As a result, net interest margin declined to 3.76% for the fourth quarter 2013, compared to 3.86% for same 2012 period.

The provision for loan losses was $2.6 million for the 2013 year, compared to $3.3 million required in 2012.  The efforts taken that resolved asset quality by addressing the migration of commercial credits to non-performing status, including reaching a resolution on several rated as substandard, and reducing non-accrual loans, necessitated the lower requirement to provision for loan losses by $700 thousand.

The provision for loan losses was $950 thousand for the fourth quarter of 2013 compared to the $1.3 million required for the fourth quarter of 2012.  Replenishing the allowance for loan losses from activity taken during the fourth quarter of 2013 required a lower level of provision for loan losses, stemming from less non-performing loans, when compared to the fourth quarter of 2012.

Workout efforts were successful to improve asset quality as the ratio of non-performing assets to total assets at December 31, 2013 was 1.44%, a 150 basis point decrease from 2.94% at December 31, 2012.  The ratio of non-accrual loans to total loans at December 31, 2013 decreased 155 basis-points to 1.18%.  Net charge-offs were $2.6 million in 2013 and $2.4 million in 2012.  The allowance for loan losses was 1.86% of total loans at December 31, 2013 down from 2.02% at December 31, 2012.

Total other income for the year ended December 31, 2013 was $10.5 million, compared to $7.8 million for the 2012 year.  This increase resulted primarily from recognizing a $2.9 million net gain on the sale of the entire pooled trust preferred security portfolio.   The additional  growth of $131 thousand more interchange transaction fees, $76 thousand additional deposit service charges and $59 thousand from higher financial service and trust activities plus $39 thousand of more net servicing fees, was more than offset by the $363 thousand fewer in gains on sold loans and $124 thousand less fees collected on loans.

Total other income recorded for the quarter ended December 31, 2013 was $4.5 million compared with $1.9 million for the same quarter in 2012.   Again, this increase resulted primarily from recognizing a $2.9 million net gain on the sale of the entire pooled trust preferred security portfolio.   The $241 thousand fewer in gains on sold loans, occurring from the reduction in mortgage banking activity, pushed other income down during the fourth quarter of 2013 compared to the same 2012 quarter.

Total other operating expenses increased by $538 thousand, or 3%, to $19.1 million for the year ending December 31, 2013, compared to $18.6 million for the 2012 year. The reductions in occupancy and equipment expenses of $103 thousand, loan collection costs of $95 thousand and FDIC assessment of $41 thousand partially offset the increases of $290 thousand in other real estate costs,  $259 thousand in additional salary and benefit expenses, $186 thousand of automated transaction processing expenses and $44 thousand more in advertising and marketing expenses throughout 2013.

Total other operating expenses increased $347 thousand, or 7%, to $5.0 million from $4.6 million for the quarters ending December 31, 2013 and 2012, respectively.  The other operating expenses primarily increased from $292 thousand additional other real estate costs recognized during the fourth quarter of 2013.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations, including wealth management assistance through providing fiduciary activities with the Bank’s full trust powers; as well as offering a full array of asset management services.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-Looking Statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the impact of new laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
•	the effects of the failure of the Federal government to reach an agreement to raise the debt ceiling or avoid sequester and the negative effects on economic or business conditions as a result;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	the effect of changes in accounting policies and practices, as may be adopted by banking regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, and the internet;

•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatility in the securities markets;
•	deteriorating economic conditions;
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	December 31, 2013	December 31, 2012
Assets
Total cash and cash equivalents	$13,218	$21,846
Investment securities	97,423	100,730
Federal Home Loan Bank Stock	2,640	2,624
Loans and leases	479,061	444,101
Allowance for loan losses	(8,928)	(8,972)
Premises and equipment, net	13,602	14,127
Life insurance cash surrender value	10,402	10,065
Other assets	16,407	17,004

Total assets	$623,825	$601,525

Liabilities
Non-interest-bearing deposits	$122,919	$126,035
Interest-bearing deposits	406,779	388,625
Total deposits	529,698	514,660
Short-term borrowings	8,642	8,056
Long-term debt	16,000	16,000
Other liabilities	3,425	3,863
Total liabilities	557,765	542,579

Shareholders' equity	66,060	58,946

Total liabilities and shareholders' equity	$623,825	$601,525

Average Year-To-Date Balances:	December 31, 2013	December 31, 2012
Assets
Total cash and cash equivalents	$19,703	$37,022
Investment securities	103,563	112,712
Loans and leases, net	452,898	418,287
Premises and equipment, net	13,852	13,943
Other assets	28,756	26,522

Total assets	$618,772	$608,486

Liabilities
Non-interest-bearing deposits	$126,149	$111,458
Interest-bearing deposits	396,411	406,948
Total deposits	522,560	518,406
Short-term borrowings and long-term debt	31,524	29,794
Other liabilities	3,803	3,390
Total liabilities	557,887	551,590

Shareholders' equity	60,885	56,896

Total liabilities and shareholders' equity	$618,772	$608,486

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Interest income
Loans and leases	$5,438	$5,455	$21,818	$21,699
Securities and other	581	522	2,035	2,295

Total interest income	6,019	5,977	23,853	23,994

Interest expense
Deposits	530	553	2,081	2,439
Borrowings and debt	223	221	887	915

Total interest expense	753	774	2,968	3,354

Net interest income	5,266	5,203	20,885	20,640

Provision for loan losses	950	1,250	2,550	3,250
OTTI - credit losses	-	-	-	136
Other income	4,514	1,866	10,541	7,788
Other expenses	4,989	4,642	19,119	18,581
Provision for income taxes	1,131	248	2,635	1,559
Net income	$2,710	$929	$7,122	$4,902

	Three Months Ended
	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Interest income
Loans and leases	$5,438	$5,455	$5,456	$5,469	$5,455
Securities and other	581	499	456	499	522

Total interest income	6,019	5,954	5,912	5,968	5,977

Interest expense
Deposits	530	525	511	515	553
Borrowings and debt	223	223	221	220	221

Total interest expense	753	748	732	735	774

Net interest income	5,266	5,206	5,180	5,233	5,203

Provision for loan losses	950	450	600	550	1,250
Other income	4,514	1,908	2,051	2,068	1,866
Other expenses	4,989	4,644	4,606	4,880	4,642
Provision for income taxes	1,131	515	512	477	248

Net income	$2,710	$1,505	$1,513	$1,394	$929

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Assets
Total cash and cash equivalents	$13,218	$35,885	$15,266	$20,730	$21,846
Investment securities	97,423	103,111	96,466	99,496	100,730
Federal Home Loan Bank Stock	2,640	2,160	3,214	2,238	2,624
Loans and leases	479,061	464,008	465,351	450,677	444,101
Allowance for loan losses	(8,928)	(8,405)	(8,296)	(8,236)	(8,972)
Premises and equipment, net	13,602	13,709	13,802	13,876	14,127
Life insurance cash surrender value	10,402	10,316	10,231	10,146	10,065
Other assets	16,407	19,510	19,141	19,244	17,004

Total assets	$623,825	$640,294	$615,175	$608,171	$601,525

Liabilities
Non-interest-bearing deposits	$122,919	$134,114	$127,268	$122,855	$126,035
Interest-bearing deposits	406,779	410,716	392,255	391,611	388,625
Total deposits	529,698	544,830	519,523	514,466	514,660
Short-term borrowings	8,642	14,197	16,199	13,593	8,056
Long-term debt	16,000	16,000	16,000	16,000	16,000
Other liabilities	3,425	3,471	3,550	4,333	3,863
Total liabilities	557,765	578,498	555,272	548,392	542,579

Shareholders' equity	66,060	61,796	59,903	59,779	58,946

Total liabilities and shareholders' equity	$623,825	$640,294	$615,175	$608,171	$601,525

Average Quarterly Balances:	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Assets
Total cash and cash equivalents	$17,177	$18,296	$13,554	$29,939	$27,674
Investment securities	104,729	102,617	102,335	104,582	107,021
Loans and leases, net	462,528	456,479	450,684	441,632	426,040
Premises and equipment, net	13,692	13,841	13,838	14,042	14,266
Other assets	29,173	29,622	28,441	27,761	26,662

Total assets	$627,299	$620,855	$608,852	$617,956	$601,663

Liabilities
Non-interest-bearing deposits	$126,200	$124,794	$122,805	$130,864	$117,025
Interest-bearing deposits	404,633	400,305	390,392	390,113	393,319
Total deposits	530,833	525,099	513,197	520,977	510,344
Short-term borrowings and long-term debt	30,058	31,263	31,199	33,616	28,527
Other liabilities	3,848	3,892	3,657	3,811	3,549
Total liabilities	564,739	560,254	548,053	558,404	542,420

Shareholders' equity	62,560	60,601	60,799	59,552	59,243

Total liabilities and shareholders' equity	$627,299	$620,855	$608,852	$617,956	$601,663

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Selected returns and financial ratios
Basic earnings per share	$1.15	$0.64	$0.64	$0.60	$0.40
Diluted earnings per share	$1.14	$0.64	$0.64	$0.60	$0.40
Dividends per share	$0.35	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	4.27%	4.26%	4.37%	4.36%	4.41%
Cost of interest-bearing liabilities	0.69%	0.69%	0.70%	0.70%	0.73%
Net interest spread	3.58%	3.57%	3.67%	3.66%	3.68%
Net interest margin	3.76%	3.74%	3.84%	3.84%	3.86%
Return on average assets	1.71%	0.96%	1.00%	0.91%	0.61%
Return on average equity	17.19%	9.85%	9.98%	9.49%	6.24%
Efficiency ratio	67.48%	64.51%	61.90%	66.17%	64.44%
Expense ratio	2.02%	1.83%	1.69%	1.92%	1.88%

	Twelve Months Ended
	Dec. 31, 2013	Dec. 31, 2012
Basic earnings per share	$3.03	$2.14
Diluted earnings per share	$3.02	$2.14
Dividends per share	$1.10	$1.00
Yield on interest-earning assets (FTE)	4.31%	4.39%
Cost of interest-bearing liabilities	0.69%	0.77%
Net interest spread	3.62%	3.62%
Net interest margin	3.80%	3.80%
Return on average assets	1.15%	0.81%
Return on average equity	11.70%	8.62%
Efficiency ratio	64.99%	63.40%
Expense ratio	1.87%	1.78%

Other financial data
	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Book value per share	$27.62	$26.06	$25.42	$25.52	$25.37
Equity to assets	10.59%	9.65%	9.74%	9.83%	9.80%
Allowance for loan losses to:
Total loans	1.86%	1.81%	1.78%	1.83%	2.02%
Non-accrual loans	1.58x	1.37x	1.24x	0.85x	0.74x
Non-accrual loans to total loans	1.18%	1.32%	1.44%	2.16%	2.73%
Non-performing assets to total assets	1.44%	1.82%	2.03%	2.47%	2.94%